Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports First Quarter

Net Income of $9.0 Million, Improved Net Interest Margin

BRYN MAWR, Pa., April 20, 2017 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $9.0 million and diluted earnings per share of $0.53 for the three months ended March 31, 2017, as compared to net income of $9.4 million, or $0.55 diluted earnings per share, for the three months ended December 31, 2016 and $8.3 million, or $0.49 diluted earnings per share, for the three months ended March 31, 2016.

On a non-GAAP basis, core net income, which excludes certain non-core income and expense items, as detailed in the appendix to this earnings release, was $9.4 million, or $0.55 diluted earnings per share, for the three months ended March 31, 2017 as compared to $9.4 million, or $0.55 diluted earnings per share, for the three months ended December 31, 2016 and $8.3 million, or $0.49 diluted earnings per share, for the three months ended March 31, 2016. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“With our merger preparation efforts in full swing, we are pleased to report another strong quarter,” commented Frank Leto, President and Chief Executive Officer, continuing, “The uptick in our net interest margin contributed to the increase in net interest income on both a linked quarter as well as a year-over-year basis. And while net loan growth for the first quarter was relatively flat, at $20.2 million, originations were consistent with prior quarters. Net paydowns totaled $106.7 million for the first quarter of 2017.”

Mr. Leto also stated, “In keeping with our strategy of selectively expanding our brand into new market areas, we recently announced two new initiatives: the anticipated opening of a new wealth office in Princeton, New Jersey and the expected acquisition of the Hirshorn Boothby insurance agency in the Chestnut Hill section of Philadelphia. These initiatives seek to leverage the branch network we’ll be acquiring in the contemplated Royal Bancshares acquisition, and will enable us to offer a full range of financial solutions to the residents and businesses in the surrounding areas.”

Each of the opening of the Princeton office and the acquisitions of Hirshorn Boothby and Royal Bancshares of Pennsylvania, Inc. (“Royal” or “Royal Bancshares”) is subject to applicable regulatory approvals, and the acquisitions are also subject to certain closing conditions.

On April 20, 2017, the Board of Directors of the Corporation declared a quarterly dividend of $0.21 per share, payable June 1, 2017 to shareholders of record as of May 2, 2017.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – First Quarter 2017 Compared to Fourth Quarter 2016

●

Net income for the three months ended March 31, 2017 was $9.0 million, as compared to $9.4 million for the three months ended December 31, 2016. Contributing to the decrease was a $511 thousand increase in merger expenses, a $763 thousand increase in salaries and wages related to annual merit increases, normalization of incentive compensation and staff additions, and a $583 thousand decrease in recoveries on mortgage servicing rights (“MSRs”). Partially offsetting these changes was an increase of $413 thousand in net interest income, a $768 thousand decrease in provision for loan and lease losses (the “Provision”) and a $1.2 million decrease in other operating expenses.

●

Net interest income for the three months ended March 31, 2017 was $27.4 million, an increase of $413 thousand from $27.0 million for the three months ended December 31, 2016. Average interest-earning assets increased by $28.7 million, with average loans increasing $37.7 million and average interest-bearing deposits with banks decreasing $15.6 million. The yield earned on loans increased by 6 basis points.

●

The tax-equivalent net interest margin of 3.74% for the first quarter of 2017 increased 9 basis points from 3.65% for the fourth quarter of 2016. The increase was largely the result of a 6 basis point increase in tax-equivalent yield earned on average loans, which totaled $2.56 billion for the three months ended March 31, 2017, and a 16 basis point increase in tax-equivalent yield on available for sale investment securities. The rate paid on interest-bearing liabilities remained unchanged on a linked-quarter basis. The impact of accretion of purchase accounting adjustments for the first quarter of 2017 and the fourth quarter of 2016 was the same, contributing 11 basis points to the margin in both periods.

●

Non-interest income for the three months ended March 31, 2017 decreased by $21 thousand from the fourth quarter of 2016. Decreases of $41 thousand and $95 thousand in service charges on deposits and dividends on bank stocks, respectively, were partially offset by a $92 thousand increase in loan servicing and other fees and a $48 thousand increase in insurance revenues.

●

Non-interest expense for the three months ended March 31, 2017 increased $1.6 million, to $26.7 million, as compared to $25.1 million for the fourth quarter of 2016. The increase was driven by the $511 thousand of merger-related expenses incurred as the Corporation prepares for the merger with Royal Bancshares, a $595 thousand increase in salaries and wages related to annual increases, normalization of incentive compensation and staff additions and a decrease in recoveries of MSR impairments, which were impacted positively in the fourth quarter of 2016 with the prospect of rising interest rates. Pennsylvania bank shares tax increased by $868 thousand, however this was offset with a corresponding decrease in contributions expense, which is reported as part of other operating expense.

●

For the three months ended March 31, 2017, net loan and lease charge-offs totaled $670 thousand, as compared to $1.3 million for the fourth quarter of 2016. The Provision for the three months ended March 31, 2017 was $291 thousand, a decrease of $768 thousand from the fourth quarter of 2016. The decrease in the Provision was the result of lower net charge-offs and improving credit quality metrics which factor into the calculation of the overall allowance for loan and lease losses (the “Allowance”) requirement.

●

Income tax expense for the first quarter of 2017 decreased by $49 thousand as compared to the fourth quarter of 2016. The increase in the effective tax rate from the fourth quarter of 2016 to the first quarter of 2017 was primarily the result of certain non-deductible merger expenses incurred in the first quarter of 2017.

Results of Operations – First Quarter 2017 Compared to First Quarter 2016

●

Net income for the three months ended March 31, 2017 was $9.0 million, or $0.53 diluted earnings per share, as compared to $8.3 million, or diluted earnings per share of $0.49 for the same period in 2016. Contributing to the increase in net income were increases of $1.5 million in net interest income and $471 thousand in fees for wealth management services and decreases of $1.1 million in Provision, $198 thousand in amortization of intangible assets and $174 thousand in information technology expenses. Partially offsetting these changes were decreases of $513 thousand in insurance revenues and $76 thousand in gain on sale of mortgage loans, along with increases of $712 thousand in salaries and wages and $511 thousand in merger expenses.

●

Net interest income for the three months ended March 31, 2017 was $27.4 million, an increase of $1.5 million, or 5.8%, from $25.9 million for the same period in 2016. The increase in net interest income was primarily related to the growth in average loan balances between the periods. Average loans and leases for the three months ended March 31, 2017 increased by $247.1 million from the same period in 2016. The increase in average loan balances was offset by a 13 basis point decrease in tax-equivalent yield earned on loans and leases. The net effect of the yield decrease and volume increase on average loans and leases was a $1.8 million increase in tax-equivalent interest income on loans. Partially offsetting the increase in average loans was a $218.5 million increase in average interest-bearing deposits accompanied by a 14 basis point increase in rate paid on deposits.

●

The tax-equivalent net interest margin of 3.74% for the three months ended March 31, 2017 was a 13 basis point decrease from 3.87% for the same period in 2016. The primary reason for the decline in the margin was the 13 basis point decrease in tax-equivalent yield earned on loans and the 14 basis point increase in rate paid on deposits. The impact of accretion of purchase accounting adjustments for the first quarter of 2017 added 11 basis points to the tax-equivalent net interest margin, while the first quarter of 2016 saw a 16 basis point increase from this accretion.

●

Non-interest income for the three months ended March 31, 2017 increased by $74 thousand from the same period in 2016. A $144 thousand increase in other operating income and a $471 thousand increase in fees for wealth management services, as wealth assets have increased 26.3% from the March 31, 2016 level, were partially offset by a decrease of $76 thousand in gain on sale of residential mortgage loans, as market interest rate increases reduced origination activity, and a $513 thousand decrease in insurance revenues related to the recognition of contingent commissions from providers during the first quarter of 2016, which are being ratably recognized in 2017.

●

Non-interest expense for the three months ended March 31, 2017 increased $1.7 million from the same period in 2016, primarily related to salary and wage increases of $712 thousand due to staffing increases, annual salary and wage increases and increases in incentive compensation, a $511 thousand increase in merger expenses in connection with the merger with Royal, and a $700 thousand increase in other operating expenses, largely related to deferred compensation expense associated with the valuation of Corporation stock held in the deferred compensation trusts.

●

The Provision for the three months ended March 31, 2017 of $291 thousand was a $1.1 million decrease from the same period in 2016. Net charge-offs for the first quarter of 2017 were $670 thousand as compared to $422 thousand for the same period in 2016. The decrease in Provision is indicative of improvements in certain qualitative factors used to determine the Allowance.

Financial Condition – March 31, 2017 Compared to December 31, 2016

●

Total portfolio loans and leases of $2.56 billion as of March 31, 2017, increased by $20.2 million from December 31, 2016. Loan growth was concentrated in the commercial mortgage segment which grew by $27.0 million and was partially offset by an $11.8 million decrease in commercial and industrial loans.

●

The Allowance as of March 31, 2017 was $17.1 million, or 0.67% of portfolio loans as compared to $17.5 million, or 0.69% of portfolio loans and leases, as of December 31, 2016. In addition to the ratio of Allowance to portfolio loans, management also calculates two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.75% as of March 31, 2017, as compared to 0.78% as of December 31, 2016, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.12% as of March 31, 2017, as compared to 1.17% as of December 31, 2016. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Available for sale investment securities as of March 31, 2017 were $391.0 million, a decrease of $176.0 million from December 31, 2016. The primary contributor to the decrease in the portfolio was the maturing, during January 2017, of $200 million of short-term U.S. Treasury bills.

●

Total assets as of March 31, 2017 were $3.29 billion, a decrease of $128.9 million from December 31, 2016. Increases in cash and cash equivalents and portfolio loans partially offset the decrease in available for sale investment securities discussed in the previous bullet point.

●	Wealth assets under management, administration, supervision and brokerage totaled $11.73 billion as of March 31, 2017, an increase of $397.0 million from December 31, 2016.

●

Deposits of $2.64 billion as of March 31, 2017 increased $56.9 million from December 31, 2016. Noninterest-bearing deposits increased by $35.4 million, while interest-bearing accounts increased by $21.5 million.

●

Borrowings of $198.3 million as of March 31, 2017 was a $195.6 million decrease from December 31, 2016. The decrease was largely comprised of short-term borrowings which were repaid at the beginning of January 2017 in connection with the maturing of $200 million of short-term U.S. Treasury bills.

●

The capital ratios for the Bank and the Corporation, as of March 31, 2017, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” At the Bank level, all capital ratios have increased slightly from their December 31, 2016 levels due to the effect of an increase in retained earnings and a decrease in other comprehensive loss partially offset by an increase in risk-weighted assets. At the Corporation level, Tier 1 and Total (Tier 1 & 2) capital to risk weighted assets declined by 1 and 5 basis points, respectively, related to an increase in risk-weighted assets and the decrease in retained earnings associated with the dividend payment during the first quarter of 2017 which totaled $3.6 million.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to obtain applicable regulatory approvals with respect to, or our inability to complete, the contemplated Royal and Hirshorn Boothby acquisitions and the opening of the Princeton office, that the integration of acquired businesses with the Corporation’s may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$69,978	$34,206	$30,118	$20,481	$33,954
Investment securities (AFS, HTM and Trading)	400,360	573,763	373,508	371,906	369,461
Loans held for sale	3,015	9,621	11,506	11,882	7,807
Portfolio loans and leases	2,555,589	2,535,425	2,493,357	2,423,821	2,378,841
Allowance for loan and lease losses ("ALLL")	(17,107)	(17,486)	(17,744)	(17,036)	(16,845)
Goodwill and other intangible assets	124,629	125,170	126,000	126,888	127,777
Total assets	3,292,617	3,421,530	3,174,080	3,090,090	3,058,247
Deposits - interest-bearing	1,865,009	1,843,495	1,759,862	1,720,477	1,700,550
Deposits - non-interest-bearing	771,556	736,180	718,015	689,214	643,492
Short-term borrowings	23,613	204,151	50,065	19,119	37,010
Long-term FHLB advances and other borrowings	174,711	189,742	204,772	224,802	249,832
Subordinated notes	29,546	29,532	29,518	29,505	29,491
Total liabilities	2,904,522	3,040,403	2,795,621	2,717,623	2,693,070
Shareholders' equity	388,095	381,127	378,459	372,467	365,177

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$39,669	$55,298	$33,532	$44,950	$39,050
Investment securities (AFS, HTM and Trading)	393,306	386,658	373,616	371,153	360,957
Loans held for sale	4,238	11,591	12,887	7,844	5,481
Portfolio loans and leases	2,551,439	2,506,376	2,464,085	2,404,799	2,303,103
Total interest-earning assets	2,988,652	2,959,923	2,884,120	2,828,746	2,708,591
Goodwill and intangible assets	124,884	125,614	126,505	127,402	128,296
Total assets	3,244,060	3,215,868	3,142,019	3,089,953	2,973,148
Deposits - interest-bearing	1,852,194	1,809,276	1,729,689	1,717,252	1,633,651
Short-term borrowings	47,603	40,629	40,966	32,328	34,158
Long-term FHLB advances and other borrowings	182,507	198,454	218,920	236,248	250,015
Subordinated notes	29,537	29,523	29,509	29,496	29,482
Total interest-bearing liabilities	2,111,841	2,077,882	2,019,084	2,015,324	1,947,306
Total liabilities	2,861,846	2,837,825	2,769,065	2,723,838	2,612,276
Shareholders' equity	382,214	378,043	372,954	366,115	360,872

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Income Statement
Net interest income	$27,403	$26,990	$26,717	$26,627	$25,902
Provision for loan and lease losses	291	1,059	1,412	445	1,410
Noninterest income	13,227	13,248	13,786	13,781	13,153
Noninterest expense	26,660	25,087	25,371	26,220	24,996
Income tax expense (benefit)	4,635	4,684	4,346	4,810	4,328
Net income	9,044	9,408	9,374	8,933	8,321
Basic earnings per share	0.53	0.56	0.56	0.53	0.49
Diluted earnings per share	0.53	0.55	0.55	0.52	0.49
Net income (core) (1)	9,375	9,402	9,392	8,961	8,331
Basic earnings per share (core) (1)	0.55	0.56	0.56	0.53	0.49
Diluted earnings per share (core) (1)	0.55	0.55	0.55	0.53	0.49
Cash dividends paid per share	0.21	0.21	0.21	0.20	0.20
Profitability Indicators
Return on average assets	1.13%	1.16%	1.19%	1.16%	1.13%
Return on average equity	9.60%	9.90%	10.00%	9.81%	9.27%
Return on tangible equity(1)	14.96%	15.68%	16.06%	16.02%	15.39%
Tax-equivalent net interest margin	3.74%	3.65%	3.71%	3.81%	3.87%
Efficiency ratio(1)	62.66%	60.30%	60.41%	62.62%	61.70%
Mortgage Banking Information
Mortgage loans originated	$48,550	$78,749	$84,885	$64,893	$51,532
Residential mortgage loans sold - servicing retained	27,690	44,763	40,462	26,944	25,965
Residential mortgage loans sold - servicing released	4,981	4,632	10,522	5,278	2,397
Total residential mortgage loans sold	$32,671	$49,395	$50,984	$32,222	$28,362
Residential mortgage loans serviced for others	$638,553	$631,889	$618,134	$610,418	$605,366
Share Data
Closing share price	$39.50	$42.15	$31.99	$29.20	$25.73
Book value per common share	$22.87	$22.50	$22.40	$22.14	$21.73
Tangible book value per common share	$15.53	$15.11	$14.94	$14.60	$14.13
Price / book value	172.71%	187.34%	142.80%	131.90%	118.38%
Price / tangible book value	254.41%	278.96%	214.07%	200.05%	182.10%
Weighted average diluted shares outstanding	17,182,689	17,164,675	17,072,358	17,027,419	16,883,364
Shares outstanding, end of period	16,969,451	16,939,715	16,893,878	16,824,564	16,801,801
Wealth Management Information:

Wealth assets under mgmt, administration, supervision and brokerage (2)	$11,725,460	$11,328,457	$9,969,745	$9,632,521	$9,281,743
Fees for wealth management services	$9,303	$9,327	$9,100	$9,431	$8,832

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA")	10.58%	10.50%	10.99%	10.94%	10.69%
Total (Tier II) capital to RWA	11.25%	11.19%	11.70%	11.65%	11.39%
Tier I leverage ratio	8.83%	8.73%	9.17%	9.06%	9.15%
Tangible equity ratio (1)	8.46%	7.85%	8.85%	8.79%	8.53%
Common equity Tier I capital to RWA	10.58%	10.50%	10.99%	10.94%	10.69%

Bryn Mawr Bank Corporation
Tier I capital to RWA	10.50%	10.51%	10.42%	10.45%	10.22%
Total (Tier II) capital to RWA	12.30%	12.35%	12.30%	12.35%	12.13%
Tier I leverage ratio	8.77%	8.73%	8.70%	8.65%	8.76%
Tangible equity ratio (1)	8.32%	7.76%	8.28%	8.29%	8.10%
Common equity Tier I capital to RWA	10.50%	10.51%	10.42%	10.45%	10.22%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$670	$1,317	$704	$254	$422
Nonperforming loans and leases ("NPL"s)	$7,329	$8,363	$9,883	$9,617	$9,636
Other real estate owned ("OREO")	978	1,017	867	784	756
Total nonperforming assets ("NPA"s)	$8,307	$9,380	$10,750	$10,401	$10,392

Nonperforming loans and leases 30 or more days past due	$5,097	$6,072	$6,684	$5,599	$6,193
Performing loans and leases 30 to 89 days past due	6,077	3,062	2,537	3,564	6,296
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$11,174	$9,134	$9,221	$9,163	$12,489

Delinquent loans and leases to total loans and leases	0.44%	0.36%	0.37%	0.38%	0.52%
Delinquent performing loans and leases to total loans and leases	0.24%	0.12%	0.10%	0.15%	0.26%
NCOs / average loans and leases (annualized)	0.11%	0.21%	0.11%	0.04%	0.07%
NPLs / total portfolio loans and leases	0.29%	0.33%	0.40%	0.40%	0.41%
NPAs / total loans and leases and OREO	0.32%	0.37%	0.43%	0.43%	0.44%
NPAs / total assets	0.25%	0.27%	0.34%	0.34%	0.34%
ALLL / NPLs	233.42%	209.09%	179.54%	177.14%	174.81%
ALLL / portfolio loans	0.67%	0.69%	0.71%	0.70%	0.71%
ALLL on originated loans and leases / Originated loans and leases (1)	0.75%	0.78%	0.81%	0.81%	0.83%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.12%	1.17%	1.24%	1.30%	1.37%

Troubled debt restructurings ("TDR"s) included in NPLs	$2,681	$2,632	$1,680	$1,779	$1,756
TDRs in compliance with modified terms	6,492	6,395	6,305	4,984	4,893
Total TDRs	$9,173	$9,027	$7,985	$6,763	$6,649

(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

Bryn Mawr Bank Corporation

Detailed Balance Sheets (unaudited)

(dollars in thousands)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets
Cash and due from banks	$17,457	$16,559	$18,905	$13,710	$15,594
Interest-bearing deposits with banks	69,978	34,206	30,118	20,481	33,954
Cash and cash equivalents	87,435	50,765	49,023	34,191	49,548
Investment securities, available for sale	391,028	566,996	366,910	365,470	365,819
Investment securities, held to maturity	5,194	2,879	2,896	2,915	-
Investment securities, trading	4,138	3,888	3,702	3,521	3,642
Loans held for sale	3,015	9,621	11,506	11,882	7,807
Portfolio loans and leases, originated	2,286,814	2,240,987	2,176,549	2,090,070	2,015,683
Portfolio loans and leases, acquired	268,775	294,438	316,808	333,751	363,158
Total portfolio loans and leases	2,555,589	2,535,425	2,493,357	2,423,821	2,378,841
Less: Allowance for losses on originated loan and leases	(17,069)	(17,458)	(17,716)	(17,008)	(16,817)
Less: Allowance for losses on acquired loan and leases	(38)	(28)	(28)	(28)	(28)
Total allowance for loan and lease losses	(17,107)	(17,486)	(17,744)	(17,036)	(16,845)
Net portfolio loans and leases	2,538,482	2,517,939	2,475,613	2,406,785	2,361,996
Premises and equipment	40,515	41,778	42,559	43,607	44,712
Accrued interest receivable	8,392	8,533	8,066	8,144	8,205
Mortgage servicing rights	5,686	5,582	4,793	4,646	5,182
Bank owned life insurance	39,479	39,279	39,055	38,836	38,616
Federal Home Loan Bank ("FHLB") stock	8,505	17,305	13,185	10,618	12,142
Goodwill	104,765	104,765	104,765	104,765	104,765
Intangible assets	19,864	20,405	21,235	22,123	23,012
Other investments	8,716	8,627	9,121	8,722	8,487
Other assets	27,403	23,168	21,651	23,865	24,314
Total assets	$3,292,617	$3,421,530	$3,174,080	$3,090,090	$3,058,247

Liabilities
Deposits
Noninterest-bearing	$771,556	$736,180	$718,015	$689,214	$643,492
Interest-bearing	1,865,009	1,843,495	1,759,862	1,720,477	1,700,550
Total deposits	2,636,565	2,579,675	2,477,877	2,409,691	2,344,042
Short-term borrowings	23,613	204,151	50,065	19,119	37,010
Long-term FHLB advances and other borrowings	174,711	189,742	204,772	224,802	249,832
Subordinated notes	29,546	29,532	29,518	29,505	29,491
Accrued interest payable	2,722	2,734	1,854	1,846	1,294
Other liabilities	37,365	34,569	31,535	32,660	31,401
Total liabilities	2,904,522	3,040,403	2,795,621	2,717,623	2,693,070

Shareholders' equity
Common stock	21,141	21,111	21,064	20,972	20,949
Paid-in capital in excess of par value	233,910	232,806	231,398	230,298	229,432
Less: common stock held in treasury, at cost	(66,969)	(66,950)	(66,895)	(66,200)	(66,140)
Accumulated other comprehensive income (loss), net of tax	(1,990)	(2,409)	2,128	2,488	1,502
Retained earnings	202,003	196,569	190,764	184,909	179,434
Total shareholders equity	388,095	381,127	378,459	372,467	365,177
Total liabilities and shareholders' equity	$3,292,617	$3,421,530	$3,174,080	$3,090,090	$3,058,247

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Commercial mortgages	$1,137,870	$1,110,897	$1,089,621	$1,055,934	$1,044,415
Home equity loans and lines	203,962	208,000	206,578	202,989	205,896
Residential mortgages	418,264	413,540	418,408	414,863	412,006
Construction	145,699	141,964	133,269	133,313	119,193
Total real estate loans	1,905,795	1,874,401	1,847,876	1,807,099	1,781,510
Commercial & Industrial	567,917	579,791	565,497	538,684	523,053
Consumer	23,932	25,341	23,717	21,561	21,427
Leases	57,945	55,892	56,267	56,477	52,851
Total non-real estate loans and leases	649,794	661,024	645,481	616,722	597,331
Total portfolio loans and leases	$2,555,589	$2,535,425	$2,493,357	$2,423,821	$2,378,841

	Nonperforming Loans and Leases as of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Commercial mortgages	$315	$320	$139	$139	$872
Home equity loans and lines	1,828	2,289	2,827	3,011	1,953
Residential mortgages	2,640	2,658	2,845	2,909	2,923
Construction	-	-	-	-	12
Total nonperforming real estate loans	4,783	5,267	5,811	6,059	5,760
Commercial & Industrial	2,471	2,957	3,960	3,457	3,822
Consumer	-	2	2	4	-
Leases	75	137	110	97	54
Total nonperforming non-real estate loans and leases	2,546	3,096	4,072	3,558	3,876
Total nonperforming portfolio loans and leases	$7,329	$8,363	$9,883	$9,617	$9,636

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Commercial mortgage	$(3)	$(51)	$(4)	$(3)	$107
Home equity loans and lines	438	69	375	11	71
Residential	27	28	2	262	(35)
Construction	(1)	(1)	-	(62)	-
Total net charge-offs (recoveries) of real estate loans	461	45	373	208	143
Commercial & Industrial	59	1,128	95	(44)	25
Consumer	39	42	58	30	20
Leases	111	102	178	60	234
Total net charge-offs of non-real estate loans and leases	209	1,272	331	46	279
Total net charge-offs	$670	$1,317	$704	$254	$422

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
U.S. Treasury securities	$100	$200,097	$101	$102	$102
Obligations of the U.S. Government and agencies	100,476	82,198	76,598	86,134	96,080
State & political subdivisions - tax-free	30,416	33,005	36,735	39,047	39,502
State & political subdivisions - taxable	524	525	529	532	1,093
Mortgage-backed securities	197,420	185,951	184,919	186,354	183,127
Collateralized mortgage obligations	45,476	48,694	51,344	36,702	29,106
Other debt securities	1,299	1,299	1,450	1,450	1,700
Bond mutual funds	11,920	11,895	11,847	11,774	11,725
Other investments	3,397	3,332	3,387	3,375	3,384
Total	$391,028	$566,996	$366,910	$365,470	$365,819

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
U.S. Treasury securities	$-	$3	$-	$1	$1
Obligations of the U.S. Government and agencies	(803)	(913)	946	1,183	984
State & political subdivisions - tax-free	(10)	(96)	131	240	173
State & political subdivisions - taxable	1	2	5	8	18
Mortgage-backed securities	196	(47)	3,801	3,958	3,026
Collateralized mortgage obligations	(777)	(794)	253	496	330
Other debt securities	(1)	(1)	-	-	-
Bond mutual funds	(36)	(61)	(109)	(182)	(231)
Other investments	132	13	34	(66)	(155)
Total	$(1,298)	$(1,894)	$5,061	$5,638	$4,146

	Deposits
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest-bearing deposits:
Interest-bearing checking	$395,131	$379,424	$333,055	$333,425	$335,240
Money market	757,071	761,657	725,116	718,144	773,637
Savings	255,791	232,193	228,391	217,877	190,477
Wholesale non-maturity deposits	69,471	74,272	64,664	58,690	62,454
Wholesale time deposits	68,164	73,037	99,052	113,274	131,145
Retail time deposits	319,381	322,912	309,584	279,067	207,597
Total interest-bearing deposits	1,865,009	1,843,495	1,759,862	1,720,477	1,700,550
Noninterest-bearing deposits	771,556	736,180	718,015	689,214	643,492
Total deposits	$2,636,565	$2,579,675	$2,477,877	$2,409,691	$2,344,042

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income:
Interest and fees on loans and leases	$28,482	$28,230	$27,931	$27,679	$26,696
Interest on cash and cash equivalents	66	53	27	42	46
Interest on investment securities	1,778	1,639	1,556	1,565	1,527
Total interest income	30,326	29,922	29,514	29,286	28,269
Interest expense:
Interest on deposits	1,828	1,780	1,575	1,402	1,076
Interest on short-term borrowings	27	22	34	20	17
Interest on FHLB advances and other borrowings	698	760	818	867	908
Interest on subordinated notes	370	370	370	370	366
Total interest expense	2,923	2,932	2,797	2,659	2,367
Net interest income	27,403	26,990	26,717	26,627	25,902
Provision for loan and lease losses (the "Provision")	291	1,059	1,412	445	1,410
Net interest income after Provision	27,112	25,931	25,305	26,182	24,492
Noninterest income:
Fees for wealth management services	9,303	9,327	9,100	9,431	8,832
Insurance revenue	763	715	886	845	1,276
Service charges on deposits	647	688	688	713	702
Loan servicing and other fees	503	411	497	539	492
Net gain on sale of loans	629	607	879	857	705
Net gain (loss) on sale of investment securities available for sale	1	9	(28)	(43)	(15)
Net (loss) gain on sale of other real estate owned	-	-	-	-	(76)
Dividends on FHLB and FRB stocks	214	309	277	263	214
Other operating income	1,167	1,182	1,487	1,176	1,023
Total noninterest income	13,227	13,248	13,786	13,781	13,153
Noninterest expense:
Salaries and wages	12,450	11,855	11,621	12,197	11,738
Employee benefits	2,559	2,207	2,420	2,436	2,485
Occupancy and bank premises	2,526	2,407	2,349	2,367	2,488
Furniture, fixtures and equipment	1,974	1,869	1,837	1,895	1,919
Advertising	386	391	334	372	284
Amortization of intangible assets	693	830	888	889	891
Impairment (recovery) of mortgage servicing rights ("MSRs")	3	(580)	29	599	83
Due diligence, merger-related and merger integration expenses	511	-	-	-	-
Professional fees	711	963	937	946	813
Pennsylvania bank shares tax	664	(204)	675	640	638
Information technology	874	857	881	875	1,048
Other operating expenses	3,309	4,492	3,400	3,004	2,609
Total noninterest expense	26,660	25,087	25,371	26,220	24,996
Income before income taxes	13,679	14,092	13,720	13,743	12,649
Income tax expense	4,635	4,684	4,346	4,810	4,328
Net income	$9,044	$9,408	$9,374	$8,933	$8,321
Per share data:
Weighted average shares outstanding	16,954,132	16,916,705	16,860,727	16,812,219	16,848,202
Dilutive common shares	228,557	247,970	211,631	215,200	34,991
Adjusted weighted average diluted shares	17,182,689	17,164,675	17,072,358	17,027,419	16,883,364
Basic earnings (loss) per common share	$0.53	$0.56	$0.56	$0.53	$0.49
Diluted earnings (loss) per common share	$0.53	$0.55	$0.55	$0.52	$0.49
Dividend declared per share	$0.21	$0.21	$0.21	$0.20	$0.20
Effective tax rate	33.88%	33.24%	31.68%	35.09%	34.59%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For The Three Months Ended
	March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016			March 31, 2016
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$39,669	$66	0.67%	$55,298	$53	0.38%	$33,532	$27	0.32%	$44,950	$42	0.38%	$39,050	$46	0.47%
Investment securities - available for sale:
Taxable	354,229	1,653	1.89%	344,931	1,498	1.73%	329,293	1,423	1.72%	325,893	1,433	1.77%	316,353	1,397	1.78%
Tax-exempt	31,485	164	2.11%	34,985	175	1.99%	37,893	189	1.98%	39,193	187	1.92%	40,658	191	1.89%
Total investment securities - available for sale	385,714	1,817	1.91%	379,916	1,673	1.75%	367,186	1,612	1.75%	365,086	1,620	1.78%	357,011	1,588	1.79%

Investment securities - held to maturity	3,702	7	0.77%	2,889	7	0.96%	2,907	6	0.82%	2,427	4	0.66%	-	-
Investment securities - trading	3,890	8	0.83%	3,853	16	1.65%	3,523	2	0.23%	3,640	2	0.22%	3,946	2	0.20%

Loans and leases *	2,555,677	28,622	4.54%	2,517,967	28,354	4.48%	2,476,972	28,032	4.50%	2,412,643	27,761	4.63%	2,308,584	26,778	4.67%

Total interest-earning assets	2,988,652	30,520	4.14%	2,959,923	30,103	4.05%	2,884,120	29,679	4.09%	2,828,746	29,429	4.18%	2,708,591	28,414	4.22%

Cash and due from banks	14,942			16,127			16,228			16,413			16,501
Less: allowance for loan and lease losses	(17,580)			(17,858)			(17,257)			(17,271)			(16,239)
Other assets	258,046			257,676			258,928			262,065			264,295

Total assets	$3,244,060			$3,215,868			$3,142,019			$3,089,953			$2,973,148

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,388,561	$756	0.22%	$1,328,577	$686	0.21%	$1,286,404	$641	0.20%	$1,273,964	$589	0.19%	$1,279,630	$569	0.18%
Wholesale deposits	143,461	317	0.90%	156,541	319	0.81%	164,706	327	0.79%	196,517	361	0.74%	137,201	233	0.68%
Retail time deposits	320,172	755	0.96%	324,158	775	0.95%	278,579	607	0.87%	246,771	452	0.74%	216,820	274	0.51%
Total interest-bearing deposits	1,852,194	1,828	0.40%	1,809,276	1,780	0.39%	1,729,689	1,575	0.36%	1,717,252	1,402	0.33%	1,633,651	1,076	0.26%

Borrowings:
Short-term borrowings	47,603	27	0.23%	40,629	22	0.22%	40,966	34	0.33%	32,328	20	0.25%	34,158	17	0.20%
Long-term FHLB advances and other borrowings	182,507	698	1.55%	198,454	760	1.52%	218,920	818	1.49%	236,248	867	1.48%	250,015	908	1.46%
Subordinated notes	29,537	370	5.08%	29,523	370	4.99%	29,509	370	4.99%	29,496	370	5.05%	29,482	366	4.99%
Total borrowings	259,647	1,095	1.71%	268,606	1,152	1.71%	289,395	1,222	1.68%	298,072	1,257	1.70%	313,655	1,291	1.66%

Total interest-bearing liabilities	2,111,841	2,923	0.56%	2,077,882	2,932	0.56%	2,019,084	2,797	0.55%	2,015,324	2,659	0.53%	1,947,306	2,367	0.49%

Noninterest-bearing deposits	711,794			724,465			716,581			675,710			631,047
Other liabilities	38,211			35,478			33,400			32,804			33,923
Total noninterest-bearing liabilities	750,005			759,943			749,981			708,514			664,970

Total liabilities	2,861,846			2,837,825			2,769,065			2,723,838			2,612,276

Shareholders' equity	382,214			378,043			372,954			366,115			360,872

Total liabilities and shareholders' equity	$3,244,060			$3,215,868			$3,142,019			$3,089,953			$2,973,148

Interest income to earning assets			4.14%			4.05%			4.09%			4.18%			4.22%

Net interest spread			3.58%			3.49%			3.54%			3.65%			3.73%
Effect of noninterest-bearing sources			0.16%			0.16%			0.17%			0.16%			0.14%

Tax-equivalent net interest margin		$27,597	3.74%		$27,171	3.65%		$26,882	3.71%		$26,770	3.81%		$26,047	3.87%

Tax-equivalent adjustment		$194	0.02%		$181	0.02%		$165	0.02%		$143	0.02%		$145	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks

	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate
Loans and leases	$726	0.12%	$742	0.12%	$578	0.09%	$1,076	0.18%	$953	0.17%
Retail time deposits	(19)	-0.02%	(19)	-0.02%	(29)	-0.04%	(61)	-0.10%	(110)	-0.20%
Short-term borrowings	-	0.00%	-	0.00%	-	0.00%	-	0.00%	(12)	-0.14%
Long-term FHLB advances and other borrowings	(30)	-0.07%	(30)	-0.06%	(30)	-0.05%	(30)	-0.05%	(30)	-0.05%
Net interest income from fair value marks	$775		$791		$637		$1,167		$1,105
Purchase accounting effect on tax-equivalent margin		0.11%		0.11%		0.09%		0.17%		0.16%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Reconciliation of Net Income to Net Income (core):
Net income (loss) (a GAAP measure)	$9,044	$9,408	$9,374	$8,933	$8,321
Less: Tax-effected non-core noninterest income:
Loss (gain) on sale of investment securities available for sale	(1)	(6)	18	28	10
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	332	-	-	-	-
Net income (core) (a non-GAAP measure)	$9,375	$9,402	$9,392	$8,961	$8,331

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	16,954,132	16,916,705	16,860,727	16,812,219	16,848,202
Dilutive common shares	228,557	247,970	211,631	215,200	35,162
Adjusted weighted average diluted shares	17,182,689	17,164,675	17,072,358	17,027,419	16,883,364
Basic earnings per common share (core) (a non-GAAP measure)	$0.55	$0.56	$0.56	$0.53	$0.49
Diluted earnings per common share (core) (a non-GAAP measure)	$0.55	$0.55	$0.55	$0.53	$0.49

Calculation of Return on Average Tangible Equity:
Net income (loss)	$9,044	$9,408	$9,374	$8,933	$8,321
Add: Tax-effected amortization and impairment of intangible assets	450	540	577	578	579
Net tangible income (numerator)	$9,494	$9,948	$9,951	$9,511	$8,900

Average shareholders' equity	$382,214	$378,043	$372,954	$366,115	$360,872
Less: Average goodwill and intangible assets	(124,884)	(125,614)	(126,505)	(127,402)	(128,296)
Net average tangible equity (denominator)	$257,330	$252,429	$246,449	$238,713	$232,576

Return on tangible equity (a non-GAAP measure)	14.96%	15.68%	16.06%	16.02%	15.39%

Calculation of Tangible Equity Ratio:
Total shareholders' equity	$388,095	$381,127	$378,459	$372,467	$365,177
Less: Goodwill and intangible assets	(124,629)	(125,170)	(126,000)	(126,888)	(127,777)
Net tangible equity (numerator)	$263,466	$255,957	$252,459	$245,579	$237,400

Total assets	$3,292,617	$3,421,530	$3,174,080	$3,090,090	$3,058,247
Less: Goodwill and intangible assets	(124,629)	(125,170)	(126,000)	(126,888)	(127,777)
Tangible assets (denominator)	$3,167,988	$3,296,360	$3,048,080	$2,963,202	$2,930,470

Tangible equity ratio	8.32%	7.76%	8.28%	8.29%	8.10%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Calculation of Efficiency Ratio:
Noninterest expense	$26,660	$25,087	$25,371	$26,220	$24,996
Less: certain noninterest expense items*:
Loss on pension termination	-	-	-	-	-
Severance expense (Salaries and wages)	-	-	-	-	-
Branch lease termination expense	-	-	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	-	-	-	-
Amortization of intangibles	(693)	(830)	(888)	(889)	(891)
Impairment of intangible assets	-	-	-	-	-
Due diligence, merger-related and merger integration expenses	(511)	-	-	-	-
Noninterest expense (adjusted) (numerator)	$25,456	$24,257	$24,483	$25,331	$24,105

Noninterest income	$13,227	$13,248	$13,786	$13,781	$13,153
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	(2)	(9)	28	43	15
Noninterest income (core)	$13,225	$13,239	$13,814	$13,824	$13,168
Net interest income	27,403	26,990	26,717	26,627	25,902
Noninterest income (core) and net interest income (denominator)	$40,628	$40,229	$40,531	$40,451	$39,070

Efficiency ratio	62.66%	60.30%	60.41%	62.62%	61.70%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$17,107	$17,486	$17,744	$17,036	$16,845
less: Allowance on acquired loans	38	28	28	28	28
Allowance on originated loans and leases	$17,069	$17,458	$17,716	$17,008	$16,817

Total Allowance	$17,107	$17,486	$17,744	$17,036	$16,845
Loan mark on acquired loans	11,544	12,286	13,391	14,566	15,930
Total Allowance + Loan mark	$28,651	$29,772	$31,135	$31,602	$32,775

Total Portfolio loans and leases	$2,555,589	$2,535,425	$2,493,357	$2,423,821	$2,378,841
less: Originated loans and leases	2,286,814	2,240,987	2,176,549	2,090,070	2,015,683
Net acquired loans	$268,775	$294,438	$316,808	$333,751	$363,158
add: Loan mark on acquired loans	11,544	12,286	13,391	14,566	15,930
Gross acquired loans (excludes loan mark)	$280,319	$306,724	$330,199	$348,317	$379,088
Originated loans and leases	2,286,814	2,240,987	2,176,549	2,090,070	2,015,683
Total Gross portfolio loans and leases	$2,567,133	$2,547,711	$2,506,748	$2,438,387	$2,394,771